Exhibit 4.1

Execution Version

TWENTY-FIFTH SUPPLEMENTAL INDENTURE
This TWENTY-FIFTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of March 16, 2015, among Quicksilver Resources Inc., a Delaware corporation (the “Company”); the Subsidiary Guarantors (as defined in the Indenture referred to herein); The Bank of New York Mellon Trust Company, N.A., a national banking association duly organized and existing under the laws of the United States of America, as trustee (the “Resigning Trustee”); U.S. Bank National Association, a national banking association duly organized and existing under the laws of the United States of America, as succeeding trustee under the Base Indenture and with respect to the 2019 Notes referred to below (the “First Successor Trustee”); and Wilmington Trust, National Association, a national banking association, as succeeding trustee with respect to the Subordinated Notes referred to below (the “Second Successor Trustee”; and together with the First Successor Trustee, the “Successor Trustees”).
RECITALS
WHEREAS, there are presently outstanding under that certain Indenture, dated as of December 22, 2005 (the “Base Indenture”; as supplemented as of the date hereof, the “Indenture”), between the Issuer and the Resigning Trustee, (i) $350,000,000 in aggregate principal amount of 7⅛% Senior Subordinated Notes due 2016 (the “Subordinated Notes”), issued pursuant to that certain First Supplemental Indenture to the Base Indenture, dated March 16, 2006 (the “First Supplemental Indenture”), among the Issuer, the guarantors party thereto and the Resigning Trustee and (ii) $298,000,000 in aggregate principal amount of 9⅛% Senior Notes due 2019 (the “2019 Notes”; and together with the Subordinated Notes, the “Notes”), issued pursuant to that certain Eighth Supplemental Indenture to the Base Indenture, dated August 14, 2009 (the “Eighth Supplemental Indenture”), among the Issuer, the guarantors party thereto and the Resigning Trustee.
WHEREAS, the Resigning Trustee wishes to resign (i) as trustee under the Base Indenture (the “Base Indenture Trustee”), (ii) as trustee under the Indenture (the “Trustee”), (iii) the office or agency pursuant to Section 2.05 of the Base Indenture where the Security Register is maintained and the Notes may be surrendered for registration of transfer or exchange (the “Registrar”), (iv) the office or agency pursuant to Section 1.09 of the First Supplemental Indenture where the Subordinated Notes may be presented or surrendered for payment (the “Subordinated Notes Paying Agent”), (v) the office or agency pursuant to Section 1.09 of the Eighth Supplemental Indenture where the 2019 Notes may be presented or surrendered for payment (the “2019 Notes Paying Agent” and, together with the Subordinated Notes Paying Agent, the “Paying Agent”) and (vi) the office or agency where notices and demands to or upon the Issuer in respect of the Notes and the Indenture may be served (the “Agent”), in each case, for all the Notes under the Indenture.
WHEREAS, the Issuer wishes to appoint the First Successor Trustee to succeed the Resigning Trustee as the Base Indenture Trustee; and the First Successor Trustee wishes to accept appointment as the Base Indenture Trustee.
WHEREAS, the Issuer wishes to appoint the First Successor Trustee to succeed the Resigning Trustee as Trustee, Registrar, Paying Agent and Agent for all the 2019 Notes under the Indenture (insofar as it relates to the 2019 Notes); and the First Successor Trustee wishes to accept appointment as Trustee, Registrar, Paying Agent and Agent for all the 2019 Notes under the Indenture (insofar as it relates to the 2019 Notes).
WHEREAS, the Issuer wishes to appoint the Second Successor Trustee to succeed the Resigning Trustee as Trustee, Registrar, Paying Agent and Agent for all the Subordinated Notes under the Indenture (insofar as it relates to the Subordinated Notes); and the Second Successor Trustee wishes to accept appointment as Trustee, Registrar, Paying Agent and Agent for all the Subordinated Notes under the Indenture (insofar as it relates to the Subordinated Notes).
WHEREAS, Section 10.01 of the Base Indenture provides that the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture without the consent of or notice to any Holders to, among other things, “evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as may be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 9.10.”
WHEREAS, Section 9.10 of the Base Indenture provides that
[i]n case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee, and each successor Trustee with respect to the Securities of one or more series will execute and deliver an indenture supplemental hereto wherein such successor Trustee will accept such appointment and which (i) will contain such provisions as may be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts, and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (ii) will contain such provisions as may be deemed necessary or desirable to confirm that all the rights, powers, trusts, and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring will continue to be vested in the retiring Trustee, and (iii) will add to or change any of the provisions of this Indenture as may be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture will constitute such Trustees co-trustees of the same trust and that each such Trustee will be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustees and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee will become effective to the extent provided therein and each such successor Trustee, without any further act, deed, or conveyance, will become vested with all the rights, powers, trusts, and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.
WHEREAS, the only series of Securities outstanding under the Indenture are the 2019 Notes and the Subordinated Notes and, after giving effect to this Supplemental Indenture,

there are no series of Securities outstanding under the Indenture with respect to which the Retiring Trustee will continue to serve as Trustee, Registrar, Paying Agent or Agent.
NOW, THEREFORE, in consideration of the mutual covenants and promises herein, the receipt and sufficiency of which are hereby acknowledged, the Issuer, the Resigning Trustee and each of the Successor Trustees agree as follows:
ARTICLE ONE
THE RESIGNING TRUSTEE
Section 101. Pursuant to Section 9.09 of the Base Indenture, the Resigning Trustee hereby notifies the Issuer that the Resigning Trustee does hereby resign as Base Indenture Trustee, Trustee, Registrar, Paying Agent and Agent.
Section 102. The Resigning Trustee hereby represents and warrants to each of the Successor Trustees that:
(a) No covenant or condition contained in the Indenture has been waived by the Resigning Trustee.
(b) There is no action, suit or proceeding pending or, to the best of the knowledge of the Responsible Officers of the Resigning Trustee assigned to its corporate trust department, threatened against the Resigning Trustee before any court or governmental authority arising out of any action or omission by the Resigning Trustee as Trustee under the Indenture.
(c) This Supplemental Indenture has been duly authorized, executed and delivered on behalf of the Resigning Trustee.
(d) $298,000,000 aggregate principal amount of the 2019 Notes is outstanding.
(e) Interest on the 2019 Notes has been paid through August 15, 2014.
(f) $350,000,000 aggregate principal amount of the Subordinated Notes is outstanding.
(g) Interest on the Subordinated Notes has been paid in full through October 1, 2014, and there is no overdue interest on the Subordinated Notes.
(h) The Resigning Trustee has (i) received no notices of Defaults or Events of Default under the Indenture or (ii) provided any notices of Defaults or Events of Default to the holders of the Notes.
(i) The Resigning Trustee has made, or promptly will make (but in no event later than ten days from the date of execution of this Supplemental Indenture), available to (i) the First Successor Trustee originals, if available, or copies in its possession, of all documents relating to the trusts created by the Indenture (insofar as it relates to the 2019 Notes) (the “2019 Notes Trusts”) and all information in the possession of its corporate trust department relating to the administration and status of the 2019 Trusts, including, without limitation, a certified list of the current registered holders of the 2019 Notes (the “2019 Notes Certified Holders List”) and (ii) the Second Successor Trustee originals, if available, or copies in its possession, of all documents relating to the trusts created by the Indenture (insofar as it relates to the Subordinated Notes) (the “Subordinated Notes Trusts”) and all information in the possession of its corporate trust department relating to the administration and status of the Subordinated Notes Trusts, including, without limitation, a certified list of the current registered holders of the Subordinated Notes (the “Subordinated Notes Certified Holders List”).
(j) As of the effective date of this Supplemental Indenture, the Resigning Trustee holds no property or money under the Indenture.
(k) The Corporate Trust Office of the Resigning Trustee is 601 Travis Street, 16th Floor, Houston, Texas, 77002 (fax: 713-483-6979) Attention: Rafael Martinez.
(l) No Securities other than the 2019 Notes and the Subordinated Notes are outstanding under the Indenture.
Section 103. The Resigning Trustee hereby assigns, transfers, delivers and confirms to the First Successor Trustee all right, title and interest of the Resigning Trustee in and to (i) the Base Indenture and the Indenture (insofar as it relates to the 2019 Notes), (ii) the 2019 Notes Trusts and (iii) all the rights, powers, trusts and duties of the Trustee under the Indenture (insofar as it relates to the 2019 Notes), including the Eighth Supplemental Indenture.

Section 104. The Resigning Trustee hereby assigns, transfers, delivers and confirms to the Second Successor Trustee all right, title and interest of the Resigning Trustee in and to (i) the Indenture (insofar as it relates to the Subordinated Notes), (ii) the Subordinated Notes Trusts and (iii) all the rights, powers, trusts and duties of the Trustee under the Indenture (insofar as it relates to the Subordinated Notes), including the First Supplemental Indenture.
Section 105. The Resigning Trustee hereby acknowledges payment or provision for payment in full by the Issuer of compensation for all services rendered by the Resigning Trustee under the Indenture and reimbursement in full by the Issuer of the expenses, disbursements and advances incurred or made by the Resigning Trustee in accordance with the provisions of the Indenture.
Section 106. For the avoidance of doubt, this Supplemental Indenture shall not constitute an assumption by either of the Successor Trustees of any liabilities of the Resigning Trustee arising out of or related to any action or omission by the Resigning Trustee prior to its resignation of its duties under the Indenture or otherwise, and that neither of the Successor Trustees shall bear any responsibility or liability arising out of or related to any such action or omission.

ARTICLE TWO
THE ISSUER

Section 201. The Issuer hereby accepts the resignation of the Resigning Trustee as (i) the Base Indenture Trustee and (ii) Trustee, Registrar, Paying Agent and Agent for all the 2019 Notes under the Indenture (insofar as it relates to the 2019 Notes). Pursuant to Section 9.09(e) of the Base Indenture, the Issuer hereby appoints the First Successor Trustee as (i) the Base Indenture Trustee and (ii) the Trustee, Registrar, Paying Agent and Agent for all the 2019 Notes under the Indenture (insofar as it relates to the 2019 Notes), including the Eighth Supplemental Indenture, and confirms to the First Successor Trustee all the rights, powers, trusts and duties of (A) the Base Indenture Trustee and (B) the Trustee under the Indenture (insofar as it relates to the 2019 Notes), including the Eighth Supplemental Indenture. The Issuer shall execute and deliver such further instruments and shall do such other things as the First Successor Trustee may reasonably require so as to more fully and certainly vest and confirm in the First Successor Trustee all the rights, powers, trusts and duties hereby assigned, transferred, delivered and confirmed to the First Successor Trustee.

Section 202. The Issuer hereby accepts the resignation of the Resigning Trustee as Trustee, Registrar, Paying Agent and Agent for all the Subordinated Notes under the Indenture (insofar as it relates to the Subordinated Notes). Pursuant to Section 9.09(e) of the Base Indenture, the Issuer hereby appoints the Second Successor Trustee as Trustee, Registrar, Paying Agent and Agent for all the Subordinated Notes under the Indenture (insofar as it relates to the Subordinated Notes), including the First Supplemental Indenture, and confirms to the Second Successor Trustee all the rights, powers, trusts and duties of the Trustee under the Indenture (insofar as it relates to the Subordinated Notes), including the First Supplemental Indenture. The Issuer shall execute and deliver such further instruments and shall do such other things as the Second Successor Trustee may reasonably require so as to more fully and certainly vest and confirm in the Second Successor Trustee all the rights, powers, trusts and duties hereby assigned, transferred, delivered and confirmed to the Second Successor Trustee.

Section 203. The Issuer hereby represents and warrants to each of the Successor Trustees that:
(a) It is a corporation duly and validly organized and existing pursuant to the laws of the State of Delaware.
(b) The Indenture was validly and lawfully executed and delivered by the Issuer and is in full force and effect.
(c) The 2019 Notes are validly issued securities of the Issuer.
(d) The Subordinated Notes are validly issued securities of the Issuer.
(e) Except for the failure of the Issuer to pay interest due with respect to the 2019 Notes on February 17, 2015 (without giving effect to the applicable grace period), no other event has occurred and is continuing which is, or after notice or lapse of time would become, an Event of Default under Section 8.01 of the Base Indenture, Article IV of the Eighth Supplemental Indenture or Article V of the First Supplemental Indenture.
(f) No covenant or condition contained in the Indenture has been waived by the Issuer or by the Holders of the percentage in aggregate principal amount of the 2019 Notes required to effect any such waiver.
(g) No covenant or condition contained in the Indenture has been waived by the Issuer or by the Holders of the percentage in aggregate principal amount of the Subordinated Notes required to effect any such waiver.
(h) There is no action, suit or proceeding pending or, to the best of the Issuer’s knowledge, threatened against the Issuer before any court or any governmental authority arising out of any action or omission by the Issuer under the Indenture.
(i) This Supplemental Indenture has been duly authorized, executed and delivered on behalf of the Issuer, and constitutes its legal, valid and binding obligation. Attached hereto as Exhibit A is a copy of resolutions duly adopted by the Board of Directors of the Issuer, which resolutions are in full force and effect on the date hereof, authorizing certain officers of the Issuer to, among other things, accept the resignation of the Resigning Trustee, appoint each of the Successor Trustees and execute and deliver this Supplemental Indenture.
(j) All conditions precedent relating to the appointment of the First Successor Trustee, as successor Base Indenture Trustee under the Indenture have been complied with by the Issuer.
(k) All conditions precedent relating to the appointment of each of the Successor Trustees, as successor Trustee, Registrar, Paying Agent and Agent with respect to the applicable series of Notes under the Indenture have been complied with by the Issuer.
ARTICLE THREE
THE SUCCESSOR TRUSTEES
Section 301. The First Successor Trustee hereby represents and warrants to the Resigning Trustee and to the Issuer that the First Successor Trustee is qualified and eligible under Section 9.08 of the Base Indenture to act as (i) the Base Indenture Trustee and (ii) the Trustee for all the 2019 Notes under the Indenture (insofar as it relates to the 2019 Notes).
Section 302. Pursuant to Section 9.10 of the Base Indenture, the First Successor Trustee hereby accepts its appointment as (i) the Base Indenture Trustee and (ii) the Trustee for all the 2019 Notes under the Indenture (insofar as it relates to the 2019 Notes), including the Eighth Supplemental Indenture, and shall hereby be vested with all the rights, powers, trusts and duties of (i) the Base Indenture Trustee and (ii) the Trustee under the Indenture (insofar as it relates to the 2019 Notes). References (and the definition of) in the Indenture (insofar as they relate to the 2019

Notes) to the “Corporate Trust Office” or similar terms shall be deemed to refer to the Corporate Trust Office of the First Successor Trustee at U.S. Bank National Association, Nevada Financial Center, 2300 W. Sahara, Suite 200, Las Vegas, Nevada 89102 (fax: 702-251-1660), Attention: Sandra Spivey, or any other office to the First Successor Trustee at which, at any particular time, its corporate trust business shall be administered.
Section 303. The First Successor Trustee hereby accepts its appointment as Registrar, Paying Agent and Agent for all the 2019 Notes under the Indenture (insofar as it relates to the 2019 Notes), including the Eighth Supplemental Indenture.
Section 304. The Second Successor Trustee hereby represents and warrants to the Resigning Trustee and to the Issuer that the Second Successor Trustee is qualified and eligible under Section 9.08 of the Base Indenture to act as Trustee for all the Subordinated Notes under the Indenture (insofar as it relates to the Subordinated Notes).
Section 305. Pursuant to Section 9.10 of the Base Indenture, the Second Successor Trustee hereby accepts its appointment as Trustee for all the Subordinated Notes under the Indenture (insofar as it relates to the Subordinated Notes), including the First Supplemental Indenture, and shall hereby be vested with all the rights, powers, trusts and duties of the Trustee under the Indenture (insofar as it relates to the Subordinated Notes). References in the Indenture (insofar as they relate to the Subordinated Notes) to the “Corporate Trust Office” or similar terms shall be deemed to refer to the Corporate Trust Office of the Second Successor Trustee at Wilmington Trust, National Association, 50 South Sixth Street, Suite 1290, Minneapolis, Minnesota 55402 (fax: 612-217-5651), Attention: Peter Finkel, or any other office to the Second Successor Trustee at which, at any particular time, its corporate trust business shall be administered.
Section 306. The Second Successor Trustee hereby accepts its appointment as Registrar, Paying Agent and Agent for all the Subordinated Notes under the Indenture (insofar as it relates to the Subordinated Notes), including the First Supplemental Indenture. The office of the Registrar and the office of the Paying Agent for all the Subordinated Notes is Wilmington Trust, National Association, Rodney Square North, 1100 North Market St., Wilmington, Delaware 19801.
Section 307. Promptly after the execution and delivery of this Supplemental Indenture, the First Successor Trustee, on behalf of the Issuer, shall cause a notice, the form of which are annexed hereto marked Exhibit B, to be sent to each Holder of the 2019 Notes in accordance with Section 9.09(f) of the Base Indenture and Section 6.02 of the Eighth Supplemental Indenture.
Section 308. Promptly after the execution and delivery of this Supplemental Indenture, the Second Successor Trustee, on behalf of the Issuer, shall cause a notice, the form of which are annexed hereto marked Exhibit C, to be sent to each Holder of the Subordinated Notes in accordance with Section 9.09(f) of the Base Indenture and Section 7.02 of the First Supplemental Indenture.
Section 309. References to the Trustee in the Indenture shall be deemed to refer to (i) the First Successor Trustee with respect to the 2019 Notes and (ii) the Second Successor Trustee with respect to the Subordinated Notes. Nothing in this Supplemental Indenture or in the Indenture will constitute the Successor Trustees co-trustees of the same trust and each Successor Trustee will be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by the other Successor Trustee.
Section 310. For the avoidance of doubt, in its capacity as Trustee with respect to the 2019 Notes, the First Successor Trustee (i) shall not have any duties or obligations under or pursuant to the Indenture or the Base Indenture other than such duties or obligations as may be expressly set forth herein or therein and only insofar as they relate to the 2019 Notes and not to the Subordinated Notes and (ii) shall have all of the rights, immunities, indemnities and other protections granted to the Trustee under the Base Indenture and the Indenture (insofar as it relates to the 2019 Notes). For the avoidance of doubt, in its capacity as Trustee with respect to the Subordinated Notes, the Second Successor Trustee (i) shall not have any duties or obligations under or pursuant to the Indenture or the Base Indenture other than such duties or obligations as may be expressly set forth herein or therein and only insofar as they relate to the Subordinated Notes and not to the 2019 Notes and (ii) shall have all of the rights, immunities, indemnities and other protections granted to the Trustee under the Base Indenture and the Indenture (insofar as it relates to the Subordinated Notes).
Section 311. For the avoidance of doubt, neither the First Successor Trustee nor the Second Successor Trustee shall have any responsibility or liability arising out of or related to any action or omission of the other.
ARTICLE FOUR
MISCELLANEOUS
Section 401. Except as specifically modified herein, the Indenture, including Article IX of the Base Indenture, and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms. In particular, the Issuer acknowledges and reaffirms its obligations to each of the Successor Trustees as set forth, and to the extent provided, in Section 9.06 of the Base Indenture; for the avoidance of doubt, the Issuer acknowledges that (i) it will indemnify each of the Successor Trustees and the Resigning Trustee for, and hold each of the Successor Trustees harmless against, any and all loss, liability, claim, or expense incurred without negligence or bad faith on its part arising out of or in connection with the acceptance or administration of the trust or trusts under the Indenture, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under the Indenture and (ii) when either of the Successor Trustees incurs expenses or renders services in connection with an Event of Default specified in Section 8.01(a)(vi) or Section 8.01(a)(vii) of the Base Indenture, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law. Notwithstanding anything to the contrary herein, none of the provisions of this Supplemental Indenture are intended to (x) adversely affect the interests of the Holders of Securities of any series in any material respect or (y) amend any of the subordination provisions of the Indenture that adversely affects the rights of any holder of Senior Indebtedness then outstanding and, in the case of (x) and (y), this Supplemental Indenture shall be construed and enforced to give effect the foregoing.

Section 402. For the avoidance of doubt, all references in the Base Indenture, including without limitation Article VIII thereof, to payment of amounts due to the Trustee shall be deemed to refer to all amounts due to (i) the First Successor Trustee, with respect to the 2019 Notes, and (ii) the Second Successor Trustee, with respect to the Subordinated Notes. Without limiting the generality of the foregoing, all money collected under the Indenture in respect of any series of Notes shall be applied under clause FIRST of Section 8.03 of the Base Indenture to the payment of all amounts referenced in the foregoing clauses (i) and (ii). Notwithstanding anything to the contrary contained in the Indenture, amounts due to the Second Successor Trustee under the Indenture shall not be subordinated to the payment of any Indebtedness or other amounts due with respect to the 2019 Notes or any other Senior Indebtedness. Also for the avoidance of doubt, notwithstanding anything to the contrary contained in the Indenture, for purposes of Section 8.02(c) of the Base Indenture, the distributions to Holders of Notes in a judicial proceeding as referenced in such section shall be deemed to refer to distributions (i) to the First Successor Trustee, for distribution to the Holders of the 2019 Notes, and (ii) to the Second Successor Trustee, for distribution to Holders of the Subordinated Notes, and such distributions shall be made accordingly unless the First Successor Trustee or the Second Successor Trustee, respectively, agrees otherwise.
Section 403. This Supplemental Indenture and the resignation, appointments and acceptances effected hereby shall be effective as of the close of business on the date first above written; provided that the effective date for the transfer of the Registrar and Paying Agent duties shall not be effective until ten days after The Depository Trust Company is provided the required ten day notification of such transfer.
Section 404. The Indenture shall henceforth no longer permit the issuance of any additional series of Securities (as defined in the Base Indenture) thereunder.
Section 405. All capitalized terms used but not defined herein shall have the same respective meanings ascribed to them in the Indenture.
Section 406. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 407. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
Section 408. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Supplemental Indenture.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

QUICKSILVER RESOURCES INC.

By: /s/ Vanessa Gomez LaGatta Name: Vanessa Gomez LaGatta Title: Senior Vice President - Chief Financial Officer and Treasurer

COWTOWN PIPELINE FUNDING, INC.

By: /s/ Vanessa Gomez LaGatta Name: Vanessa Gomez LaGatta Title: Senior Vice President - Chief Financial Officer and Treasurer

COWTOWN PIPELINE MANAGEMENT, INC.

By: /s/ Vanessa Gomez LaGatta Name: Vanessa Gomez LaGatta Title: Senior Vice President - Chief Financial Officer and Treasurer

COWTOWN PIPELINE L.P. By: COWTOWN PIPELINE MANAGEMENT, INC. its general partner

By: /s/ Vanessa Gomez LaGatta Name: Vanessa Gomez LaGatta Title: Senior Vice President - Chief Financial Officer and Treasurer

[Signature Page—Twenty-Fifth Supplemental Indenture]

COWTOWN GAS PROCESSING L.P. By: COWTOWN PIPELINE MANAGEMENT, INC., its general partner

By: /s/ Vanessa Gomez LaGatta Name: Vanessa Gomez LaGatta Title: Senior Vice President - Chief Financial Officer and Treasurer

QPP PARENT LLC By: QUICKSILVER RESOURCES INC., its sole member

By: /s/ Vanessa Gomez LaGatta Name: Vanessa Gomez LaGatta Title: Senior Vice President - Chief Financial Officer and Treasurer

QPP HOLDINGS LLC By: QPP PARENT LLC, one of its members, By: Quicksilver Resources Inc., its sole member

By: /s/ Vanessa Gomez LaGatta Name: Vanessa Gomez LaGatta Title: Senior Vice President - Chief Financial Officer and Treasurer

By: QUICKSILVER RESOURCES INC., one of its members,

By: /s/ Vanessa Gomez LaGatta Name: Vanessa Gomez LaGatta Title: Senior Vice President - Chief Financial Officer and Treasurer

[Signature Page—Twenty-Fifth Supplemental Indenture]

BARNETT SHALE OPERATING LLC By: QUICKSILVER RESOURCES INC., its member

By: /s/ Vanessa Gomez LaGatta Name: Vanessa Gomez LaGatta Title: Senior Vice President - Chief Financial Officer and Treasurer

SILVER STREAM PIPELINE COMPANY LLC By: QUICKSILVER RESOURCES INC., its member

By: /s/ Vanessa Gomez LaGatta Name: Vanessa Gomez LaGatta Title: Senior Vice President - Chief Financial Officer and Treasurer

[Signature Page—Twenty-Fifth Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Resigning Trustee

By: /s/ J. Chris Matthews
Name: J. Chris Matthews
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, as First Successor Trustee

By: /s/ Sandra Spivey
Name: Sandra Spivey
Title: Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Second Successor Trustee

By: /s/ Peter Finkel
Name: Peter Finkel
Title: Vice President

[Signature Page—Twenty-Fifth Supplemental Indenture]

EXHIBIT A

BOARD RESOLUTIONS
The following is a true copy of resolutions duly adopted on March 12, 2015 by Quicksilver Resources Inc. (the “Company”):

WHEREAS, the Company currently has outstanding (i) $350 million aggregate principal amount of 7⅛% Senior Subordinated Notes due 2016 (the “Subordinated Notes”) under an Indenture, dated as of December 22, 2005 (the “Base Indenture”; as supplemented as of the date hereof, the “Combined Notes Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (the “Existing Base Indenture Trustee”), and issued pursuant to that certain First Supplemental Indenture to the Base Indenture, dated March 16, 2006 (the “First Supplemental Indenture”), among the Company, the guarantors party thereto and the Existing Base Indenture Trustee (in such capacity, the “Existing Subordinated Notes Trustee”); (ii) $298 million aggregate principal amount of 9⅛% Senior Notes due 2019 (the “2019 Notes”) under the Base Indenture and issued pursuant to that certain Eighth Supplemental Indenture to the Base Indenture, dated August 14, 2009 (the “Eighth Supplemental Indenture”), among the Company, the guarantors party thereto and the Existing Base Indenture Trustee (in such capacity, the “Existing 2019 Notes Trustee”); and (iii) $325 million aggregate principal amount of 11.00% Senior Notes due 2021 (the “2021 Notes”; together with the Subordinated Notes and the 2019 Notes, the “Notes”) issued under that certain Indenture, dated as of June 21, 2013 (the “2021 Notes Indenture”), among the Company, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A. (in such capacity, the “Existing 2021 Notes Trustee”; together with the Existing Base Indenture Trustee, the Existing Subordinated Notes Trustee and the Existing 2019 Notes Trustee, the “Resigning Trustees”; and each, a “Resigning Trustee”);
WHEREAS, (i) the Existing Base Indenture Trustee desires to resign as trustee under the Base Indenture, and U.S. Bank National Association desires to succeed, as trustee under the Base Indenture; (ii) the Existing Subordinated Notes Trustee desires to resign (A) as trustee under the Combined Notes Indenture (insofar as it relates to the Subordinated Notes), (B) the office or agency where the Subordinated Notes may be surrendered for registration of transfer or exchange, (C) the office or agency where the Subordinated Notes may be presented or surrendered for payment and (D) the office or agency where notices and demands to or upon the Issuer in respect of the Subordinated Notes and the Combined Notes Indenture (insofar as it relates to the Subordinated Notes) may be served, and Wilmington Trust, N.A. desires to succeed, as trustee, paying

[Exhibit A—Twenty-Fifth Supplemental Indenture]

agent, registrar, and agent with respect to the Subordinated Notes and the Combined Notes Indenture (insofar as it relates to the Subordinated Notes); (iii) the Existing 2019 Notes Trustee desires to resign (A) as trustee under the Combined Notes Indenture (insofar as it relates to the Existing 2019 Notes), (B) the office or agency where the Existing 2019 Notes may be surrendered for registration of transfer or exchange, (C) the office or agency where the Existing 2019 Notes may be presented or surrendered for payment and (D) the office or agency where notices and demands to or upon the Issuer in respect of the Existing 2019 Notes and the Combined Notes Indenture (insofar as it relates to the Existing 2019 Notes) may be served, and U.S. Bank National Association desires to succeed, as trustee, paying agent, registrar, and agent with respect to the 2019 Notes and the Combined Notes Indenture (insofar as it relates to the 2019 Notes); and (iv) the Existing 2021 Notes Trustee desires to resign (A) as trustee under the 2021 Notes Indenture, (B) the office or agency where the 2021 Notes may be surrendered for registration of transfer or exchange, (C) the office or agency where the 2021 Notes may be presented or surrendered for payment, and (D) the office or agency where notices and demands to or upon the Issuer in respect of the 2021 Notes and 2021 Notes Indenture may be served, and Delaware Trust Company desires to succeed, as trustee, paying agent, registrar, and agent under the 2021 Notes Indenture and with respect to the 2021 Notes;
RESOLVED, that the Company appoint U.S. Bank National Association (the “Base Indenture Successor Trustee”) as successor trustee under the Base Indenture (the “Base Indenture Trustee”) and accept the resignation of the Existing Base Indenture Trustee as the Base Indenture Trustee, such resignation to be effective upon the execution and delivery by the Base Indenture Successor Trustee to the Company of an instrument or instruments accepting such appointment as the Base Indenture Trustee; and it is further
RESOLVED, that the Company appoint Wilmington Trust, N.A. (the “Subordinated Notes Successor Trustee”) as successor trustee with respect to the Subordinated Notes (the “Subordinated Notes Trustee”) and accept the resignation of the Existing Subordinated Notes Trustee as the Subordinated Notes Trustee, the office or agency where the Subordinated Notes may be surrendered for registration of transfer or exchange (the “Subordinated Notes Registrar”), the office or agency where the Subordinated Notes may be presented or surrendered for payment (the “Subordinated Notes Paying Agent”) and the office or agency where notices and demands to or upon the Company in respect of the Subordinated Notes and the Combined Notes Indenture (insofar as it relates to the Subordinated Notes) may be served (the “Subordinated Notes Agent”) for all the Subordinated Notes, such resignation to be effective upon the execution and delivery by the Subordinated Notes

[Exhibit A—Twenty-Fifth Supplemental Indenture]

Successor Trustee to the Company of an instrument or instruments accepting such appointment as the Subordinated Notes Trustee, Subordinated Notes Registrar, Subordinated Notes Paying Agent and Subordinated Notes Agent (or in the case of the Subordinated Notes Registrar, Subordinated Notes Paying Agent, and Subordinated Notes Agent, as soon as permitted by applicable depository procedures) for all the Subordinated Notes under the Combined Notes Indenture (insofar as it relates to the Subordinated Notes); and it is further
RESOLVED, that the Company appoint U.S. Bank National Association (the “2019 Notes Successor Trustee”) as successor trustee with respect to the 2019 Notes (the “2019 Notes Trustee”) and accept the resignation of the Existing 2019 Notes Trustee as the 2019 Notes Trustee, the office or agency where the 2019 Notes may be surrendered for registration of transfer or exchange (the “2019 Notes Registrar”), the office or agency where the 2019 Notes may be presented or surrendered for payment (the “2019 Notes Paying Agent”) and the office or agency where notices and demands to or upon the Company in respect of the 2019 Notes and the Combined Notes Indenture (insofar as it relates to the 2019 Notes) may be served (the “2019 Notes Agent”) for all the 2019 Notes, such resignation to be effective upon the execution and delivery by the 2019 Notes Successor Trustee to the Company of an instrument or instruments accepting such appointment as the 2019 Notes Trustee, 2019 Notes Registrar, 2019 Notes Paying Agent and 2019 Notes Agent (or in the case of the 2019 Notes Registrar, 2019 Notes Paying Agent, and 2019 Notes Agent, as soon as permitted by applicable depository procedures) for all the 2019 Notes under the Combined Notes Indenture (insofar as it relates to the 2019 Notes); and it is further
RESOLVED, that the Company appoint Delaware Trust Company (the “2021 Notes Successor Trustee”; together with the Base Indenture Successor Trustee, the Subordinated Notes Successor Trustee and the 2019 Notes Successor Trustee, the “Successor Trustees” and each, a “Successor Trustee”) as successor trustee under the 2021 Notes Indenture (the “2021 Notes Trustee”; together with the Base Indenture Trustee, the Subordinated Notes Trustee and the 2019 Notes Trustee, the “Trustees” and each, a “Trustee”) and accept the resignation of the Existing 2021 Notes Trustee as the 2021 Notes Trustee, the office or agency where the 2021 Notes may be surrendered for registration of transfer or exchange (the “2021 Notes Registrar”; together with the Subordinated Notes Registrar and the 2019 Notes Registrar, the “Registrars” and each, a “Registrar”), the office or agency where the 2021 Notes may be presented or surrendered for payment (the “2021 Notes Paying Agent”; together with the Subordinated Notes Paying Agent and the 2019 Notes Paying Agent, the “Paying Agents” and each, a “Paying Agent”), and the office or agency where notices and demands to or upon the Company in respect

[Exhibit A—Twenty-Fifth Supplemental Indenture]

of the 2021 Notes and the 2021 Notes Indenture may be served (the “2021 Notes Agent”; together with the Subordinated Notes Agent and the 2019 Notes Agent, the “Agents” and each, an “Agent”) for all the 2021 Notes under the 2021 Notes Indenture, such resignation to be effective upon the execution and delivery by the 2021 Notes Successor Trustee to the Company of an instrument or instruments accepting such appointment as the 2021 Notes Trustee, 2021 Notes Registrar, 2021 Notes Paying Agent, and 2021 Notes Agent for all the 2021 Notes under the 2021 Notes Indenture (or in the case of the 2021 Notes Registrar, 2021 Notes Paying Agent, and 2021 Notes Agent, as soon as permitted by applicable depository procedures); and it is further
RESOLVED, that the Chairman of the Board, the President, any Executive Vice President, Vice President, the Treasurer or any Assistant Treasurer of the Company (the “Indenture Authorized Officers”) be, and each of them hereby is, authorized, empowered and directed to execute and deliver in the name and on behalf of the Company an instrument or instruments appointing each Successor Trustee as the applicable successor Trustee, Registrar, Paying Agent, and Agent with respect to the applicable series of Notes and accepting the resignation of each Resigning Trustee (in all capacities, including as Registrar, Paying Agent, and Agent) with respect to the applicable series of Notes; and it is further
RESOLVED, that each of the Indenture Authorized Officers are hereby authorized, empowered and directed to do or cause to be done all such acts or things, and to execute and deliver, or cause to be executed or delivered, any and all such agreements, amendments, supplemental indentures, instruments, certificates, documents or papers (including, without limitation, any and all notices and certificates required to be given or made on behalf of the Company to any Successor Trustee or to any Resigning Trustee) under the terms of any of the executed instruments in connection with the resignation of each Resigning Trustee and the appointment of each Successor Trustee, in the name and on behalf of the Company as any such officer, in his/her discretion, may deem necessary or advisable to effectuate or carry out the purposes and intent of the foregoing resolutions and to exercise any of the Company’s obligations under the instruments and agreements executed on behalf of the Company in connection with the resignation of each Resigning Trustee and the appointment of each Successor Trustee.

[Exhibit A—Twenty-Fifth Supplemental Indenture]

EXHIBIT B

Notice to Holders of Quicksilver Resources Inc.’s (the “Issuer”) 9⅛% Senior Notes (the “Notes”):
We hereby notify you of the resignation of The Bank of New York Mellon Trust Company, N.A. as Trustee (the “Resigning Trustee”) under that certain Indenture, dated as of December 22, 2005 (the “Base Indenture”), between the Issuer and the Resigning Trustee as supplemented as of the date hereof (as so supplemented, the “Indenture”), including by that certain Eighth Supplemental Indenture to the Base Indenture, dated August 14, 2009 (the “Supplemental Indenture”), among the Issuer, the guarantors party thereto and the Resigning Trustee, pursuant to which your Notes were issued and are outstanding.
The Issuer has appointed U.S. Bank National Association, whose Corporate Trust Office is located at Nevada Financial Center, 2300 W. Sahara, Suite 200, Las Vegas, Nevada 89102 (fax: 702-251-1660), Attention: Sandra Spivey, as successor Trustee under the Indenture (insofar as it relates to the Notes), which appointment has been accepted and has become effective. U.S. Bank National Association has also been appointed as the office or agency where the Notes may be surrendered for registration of transfer or exchange, where the Notes may be presented or surrendered for payment and where notices and demands to or upon the Issuer in respect of the Notes and the Indenture (insofar as it relates to the Notes) may be served.

U.S. Bank National Association, as successor Trustee

Dated:    _____________________, 2015

[Exhibit B—Twenty-Fifth Supplemental Indenture]

EXHIBIT C

Notice to Holders of Quicksilver Resources Inc.’s (the “Issuer”) 7⅛% Senior Subordinated Notes due 2016 (the “Notes”):
We hereby notify you of the resignation of The Bank of New York Mellon Trust Company, N.A. as Trustee (the “Resigning Trustee”) under that certain Indenture, dated as of December 22, 2005 (the “Base Indenture”), between the Issuer and the Resigning Trustee as supplemented as of the date hereof (as so supplemented, the “Indenture”), including by that certain First Supplemental Indenture to the Base Indenture, dated March 16, 2006 (the “Supplemental Indenture”), among the Issuer, the guarantors party thereto and the Resigning Trustee, pursuant to which your Notes were issued and are outstanding.
The Issuer has appointed Wilmington Trust, National Association, whose Corporate Trust Office is located at 50 South Sixth Street, Suite 1290, Minneapolis, Minnesota 55402 (fax: 612-217-5651), Attention: Peter Finkel, as successor Trustee under the Indenture (insofar as it relates to the Notes), which appointment has been accepted and has become effective. Wilmington Trust, N.A. has also been appointed as the office or agency where the Notes may be surrendered for registration of transfer or exchange, where the Notes may be presented or surrendered for payment and where notices and demands to or upon the Issuer in respect of the Notes and the Indenture (insofar as it relates to the Notes) may be served.

Wilmington Trust, National Association, as successor Trustee

Dated:    _____________________, 2015

[Exhibit C—Twenty-Fifth Supplemental Indenture]